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                                                                    EXHIBIT 99.1

DRAFT 13 - VENTRO CONFIDENTIAL
12/5/00

         VENTRO CORPORATION ANNOUNCES RESTRUCTURING OF VENTRO OPERATIONS
                 TO FOCUS ON MARKETPLACE SERVICE PROVIDER MODEL

MOUNTAIN VIEW, CALIF.--DECEMBER 6, 2000--Ventro Corporation (Nasdaq:VNTR), a leading business-to-business (B2B) marketplace service provider, today announced the details of its corporate restructuring.

Ventro previously announced its intention to seek alternatives for its Chemdex life sciences marketplace and Promedix specialty medical products marketplace. The Company's Board of Directors, after assessing the proposals received, has determined that it is in the best interest of shareholders to shut down both Chemdex and Promedix in an orderly manner. As a result, Chemdex and Promedix will initiate significant layoffs beginning December 31, 2000, to be completed no later than March 31, 2001. Ventro expects that its industry partners will make arrangements to meet the e-commerce needs of the participants in the discontinued marketplaces.

The company expects to record aggregate restructuring charges of approximately $380 to $410 million in its fiscal year-end results in connection with these activities. The charges will include estimated costs for reductions of approximately 235 personnel at Chemdex, Promedix and Ventro. The charges will also include amounts for write downs of certain operating and intangible assets, including goodwill associated with various acquisitions, costs of canceling certain contracts and charges for certain other restructuring liabilities. The ultimate amount of restructuring charges will be finalized in connection with the Company's year end close. Ventro estimates that future cash outlays for operating activities will be reduced by 50% after the restructuring is completed.

"As Ventro moves forward we will continue to provide technology and services to marketplaces in partnership with leading industrial players, as we have done with our MarketMile, Broadlane, Industria and Amphire joint ventures," said David Perry, President and CEO of Ventro Corporation. "The decisions related to the restructuring, however, have been difficult ones to make, particularly as they impact many of our employees and the efforts they have made to build groundbreaking B2B marketplaces. But we must respond to and anticipate the rapidly changing landscape of B2B e-commerce and it is clear we can be most successful focusing on the Marketplace Service Provider model in partnership with brick and mortar companies."

ABOUT VENTRO
Ventro is a leading builder of and service provider to B2B marketplaces. Ventro offers a variety of products and services through its complete marketplace solution that take online B2B marketplaces from concept to liquidity. Ventro marketplaces include Broadlane(TM), Industria Solutions(TM), Amphire Solutions(TM) and MarketMile(TM). For more information about Ventro, visit www.ventro.com.

"Safe Harbor"' Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Ventro's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These potential risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements and include, without limitation, Ventro's ability to prove its business model and gain operating


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efficiencies, the effects of government regulation, and its estimates of operating results. These and other risk factors are described in detail in the company's filings with the Securities and Exchange Commission.

For PR Newswire versions only:

FOR ADDITIONAL INFORMATION:

FOR MEDIA INQUIRIES:                     FOR VENTRO INVESTOR INQUIRIES:
Ann O'Leary                              Jim Stewart
Ventro Corporation                       Ventro Corporation
650/567-8808                             650/567-7501
Aoleary@ventro.com

Brett Weiner
Schwartz Communications
415/512-0770
brettw@schwartz-pr.com